Exhibit 1

                            AGREEMENT OF JOINT FILING

          AGREEMENT dated as of March 22, 2000 among Independent Foundation for the Pursuit of Charitable Endeavors, Ltd., Cayman National Trust Co., Ltd., Venture II Trust, Venture Capital Corporation and Western International Insurance Company.

          WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

          NOW, THEREFORE, the undersigned hereby agree as follows:

          1. The Schedule 13G with respect to Insurance Management Solutions Group, Inc., to which this Agreement is attached as Exhibit 1, as well as all future amendments to such Statement, shall be filed jointly on behalf of Independent Foundation for the Pursuit of Charitable Endeavors, Ltd., Cayman National Trust Co., Ltd., Venture II Trust, Venture Capital Corporation and Western International Insurance Company.

          2. Each of Independent Foundation for the Pursuit of Charitable Endeavors, Ltd., Cayman National Trust Co., Ltd., Venture II Trust, Venture Capital Corporation and Western International Insurance Company is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing.

          IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

                                         INDEPENDENT FOUNDATION FOR THE PURSUIT
                                            OF CHARITABLE ENDEAVORS, LTD.



                                         By:  /s/  David K. Meehan
                                            -----------------------------------
                                            Name:  David K. Meehan
                                                   Attorney-in-fact



                                         CAYMAN NATIONAL TRUST CO., LTD.



                                         By:  /s/  David K. Meehan
                                            -----------------------------------
                                            Name:  David K. Meehan
                                                   Attorney-in-fact



                               Page 14 of 20 Pages
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                                         VENTURE II TRUST



                                         By:  /s/  David K. Meehan
                                            -----------------------------------
                                            Name:  David K. Meehan
                                                   Attorney-in-fact



                                         VENTURE CAPITAL CORPORATION



                                         By:  /s/  David K. Meehan
                                            -----------------------------------
                                            Name:  David K. Meehan
                                                   Attorney-in-fact




                                         WESTERN INTERNATIONAL INSURANCE COMPANY



                                         By:  /s/  David K. Meehan
                                            -----------------------------------
                                            Name:  David K. Meehan
                                                   Attorney-in-fact



                               Page 15 of 20 Pages